77C Matters submitted to a vote of security holders

LIBERTY TAX-MANAGED GROWTH FUND

(a)  On December  27, 2000, a Special  Meeting of
     Shareholders  of Liberty Tax-Managed Growth Fund
     (Fund) was held to approve the following items, all as described in the Proxy Statement for the Meeting. On September 29, 2000, the record date for the Meeting, the Fund had 43,055,730.5120 outstanding shares of beneficial interest.
     The votes  cast at each  Meeting  were as follows:

(b) Election of eleven Trustees:
                            For                Withheld

Douglas Hacker       32,011,961.7400        279,027.0010
Janet Langford Kelly 32,007,754.5610        283,234.1800
Richard W. Lowry     32,013,283.0400        277,705.7010
Salvatore Macera     32,009,786.5690        281,202.1720
William E. Mayer     32,013.778.1940        277,210.5470
Charles R. Nelson    32,013,080.3290        277,908.4120
John J. Neuhauser    32,009,955.5690        281,033.1720
Joseph R. Palombo    32,009,130.3160        281,858.3759
Thomas E. Stitzel    32,013,900.2390        277,088.5020
Thomas C. Theobald   32,013,572.4610        277,316.2800
Anne-Lee Verville    32,011,017.8910        279,970.8500

shares of beneficial interest being a plurality of the shares represented at the Meeting.

(c) To approve a sub-advisory agreement with Stein Roe
    Investment Counsel LLC.

      For: 28,186,614.4080 shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:  210,220.2730    shares of beneficial interest
      Abstain:  450,148.9110    shares of beneficial interest

(d) Not applicable.

(Sub-Advisory  Agreement as Appendix A within the Fund's proxy statement  dated December 8, 2000 herein incorporated by reference
to  Accession   number 0000021832-00-000384)


LIBERTY TAX-MANAGED GROWTH FUND II

(a) On December 27, 2000, a Special Meeting of Shareholders of Liberty Tax-Managed Growth Fund II (Fund) was held to approve the following items, all as described in the Proxy Statement for the Meeting. On September 29, 2000, the record date for the Meeting, the Fund had 5,006,053.5960 outstanding shares of beneficial interest. The votes cast at each Meeting were as follows:

(b) Election of eleven Trustees:

                            For             Withheld

Douglas Hacker         3,730,408.0725     21,783.3420
Janet Langford Kelly   3,730,408.0725     21,783.3420
Richard W. Lowry       3,730,408.0725     21,783.3420
Salvatore Macera       3,730,408.0725     21,783.3420
William E. Mayer       3,730,408.0725     21,783.3420
Charles R. Nelson      3,729,591.7455     22,599.6690
John J. Neuhauser      3,729,591.7455     22,599.6690
Joseph R. Palombo      3,730,408.0725     21,783.3420
Thomas E. Stitzel      3,730,408.0725     21,783.3420
Thomas C. Theobald     3,729,591.7455     22,599.6690
Anne-Lee Verville      3,729,591.7455     22,599.6690

shares of beneficial interest being a plurality of the shares represented at the Meeting.

(c) To approve a sub-advisory agreement with Stein Roe
    Investment Counsel LLC.

       For: 3,294,898.2710 shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:    9,384.9410   shares of beneficial interest
      Abstain:   47,480.2110   shares of beneficial interest

(d) Not applicable.

(Sub-Advisory Agreement as Appendix B within the Fund's proxy statement dated December 8, 2000 herein incorporated by reference to Accession number 000021832-00-000384)